UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2022
NAUTILUS BIOTECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39434 (Commission File Number)	98-1541723 (I.R.S. Employer Identification No.)

2701 Eastlake Avenue East Seattle, Washington (Address of principal executive offices)	98102 (Zip code)
(206) 333-2001
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NAUT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K of Nautilus Biotechnology, Inc. (the “Company”) dated March 30, 2022 and filed with the Commission on March 31, 2022 (the “Original Form 8-K”), which disclosed the appointment of Karen Akinsanya to the Board of Directors of the Company (the “Board”), effective March 30, 2022. At the time of filing the Original Form 8-K, no determination had been made with respect to the appointment of Dr. Akinsanya to any committees of the Board.

This Amendment is being filed solely to report that on October 27, 2022, upon the recommendation of the Nominating and Governance Committee of the Board (the “Nominating Committee”), the Board appointed Dr. Akinsanya to the Nominating Committee, effective immediately. Effective upon such appointment, the members of the Nominating Committee are Matthew McIlwain (Chair), Vijay Pande, and Karen Akinsanya.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 1, 2022

NAUTILUS BIOTECHNOLOGY, INC.

By:	/s/ Sujal Patel
Name:	Sujal Patel
Title:	Chief Executive Officer